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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (date of earliest event Reported)   June 15, 2000
                                                        ------------------




                              COLUMBIA ENERGY GROUP
                              ---------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-1098                 13-1594808
----------------------------          ------------         -------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)         Identification No.)


                13880 Dulles Corner Lane, Herndon, VA 20171-4600
                ------------------------------------------------
                    (Address of principal executive offices)


      Registrant's telephone number, including area code (703) 561-6000
                                                        ----------------


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Item 5.  Other Events

         Information contained in a News Release dated June 15, 2000 is incorporated herein by reference.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Columbia Energy Group
                         ---------------------------------
                                  (Registrant)




                         By /s/ M. W. O'Donnell
                           -------------------------------
                            M. W. O'Donnell
                            Senior Vice President & Chief Financial Officer

Date: June 15, 2000
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FOR IMMEDIATE RELEASE                                                 CONTACTS:
June 15, 2000                                                        News Media
                                                                     ----------
                                              Michael J. McGarry (703) 561-6063
                                                            Financial Community
                                                            -------------------
                                                Thomas L. Hughes (703) 561-6001



COLUMBIA LNG CLOSES SALE OF COVE POINT LNG TO WILLIAMS

         HERNDON, Va., June 15, 2000 - Columbia LNG Corporation, a subsidiary of Columbia Energy Group, said today that it has completed the previously announced sale of Cove Point LNG to Williams. Columbia entered an agreement on May 2 to sell Cove Point LNG to Williams for approximately $150 million.

         Located in Lusby, Md., the Cove Point LNG facilities include liquefied natural gas storage, marine terminal, and an 87-mile natural gas pipeline connecting the terminal with gas pipelines in Northern Virginia. It currently provides peak shaving services to customers in the mid-Atlantic and Southeastern regions of the United States.

         Columbia Energy Group (NYSE: CG), based in Herndon, Va., is one of the nation's leading energy services companies. Its operating companies engage in nearly all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as retail energy marketing, propane and petroleum product sales, and electric power generation. More information about Columbia is available on the Internet at www.columbiaenergygroup.com.



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